Nordson Corporation Reports Record Second Quarter Fiscal 2026 Results and Increases Full Year Guidance

Second Quarter Highlights:
•Sales were a second quarter record of $741 million, an increase of 8% year-over-year
•Earnings per diluted share were $2.09, up 6% year-over-year
•Adjusted earnings per diluted share were $2.86, a second quarter record and up 18% year-over-year
•Continued strength in demand with backlog up 18% compared to prior year
•Increasing full year guidance for sales and earnings

WESTLAKE, Ohio--(BUSINESS WIRE)--May 20, 2026--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2026. Sales were a second quarter record of $741 million compared to the prior year’s second quarter sales of $683 million. The second quarter 2026 sales included an organic sales increase of 7% driven by growth in all segments, as well as a favorable currency translation impact of 3%. This sales result was slightly offset by the previously announced divestiture and the contribution of a small acquisition that was completed during the quarter.
Net income was $117 million, or $2.09 of earnings per diluted share, compared to prior year’s second quarter net income of $112 million, or $1.97 of earnings per diluted share. Second quarter 2026 earnings included a one-time, non-cash settlement charge to annuitize about 30% of the U.S. pension obligation and a non-cash loss on minority investments recognized during the quarter. Excluding these items and acquisition-related amortization and costs, second quarter adjusted earnings per diluted share were a record $2.86, an 18% increase from the prior year adjusted earnings per diluted share of $2.42.
EBITDA was also a second quarter record of $235 million, or 32% of sales, an increase of 8% compared to prior year EBITDA of $217 million, or 32% of sales.

Commenting on the Company’s fiscal 2026 second quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “Our solid execution of the Ascend Strategy resulted in second quarter records for sales, adjusted earnings and EBITDA. Our free cash flow conversion also continues to be a strength, enabling a healthy mix of shareholder returns and reinvestment in growth. Thank you to our teams for delivering another strong quarter.”

On March 16, 2026, the Company acquired CapstanAG Systems, a precision agriculture company in North America that is a complementary bolt-on to our existing footprint. This small, but strategic, acquisition provides the Company with an established and synergistic platform to grow its precision agriculture portfolio with mid-tier OEMs in North America.
Second Quarter Segment Results
Record second quarter Industrial Precision Solutions sales of $350 million increased 10% from the prior year, inclusive of an organic sales increase of 5%, favorable currency translation of 4%, and an acquisition contribution of 1%. The organic sales increase was driven by improving industrial coating and polymer processing systems demand, ongoing growth in precision agriculture end markets and stable demand in broader consumer and industrial end markets. EBITDA in the quarter was $124 million, or 35% of sales, up 9% from the prior year second quarter EBITDA of $114 million.
Medical and Fluid Solutions sales of $213 million, also a second quarter record, increased 5% compared to the prior year second quarter. This increase was inclusive of an organic sales increase of 8% and a favorable currency impact of 1%. Sales growth was partially offset by 4% related to the previously divested medical contract manufacturing business. The organic sales increase was driven by growth in engineered fluid solutions and medical product lines. EBITDA in the quarter was $79 million, or 37% of sales, up 3% from the prior year second quarter EBITDA of $77 million.
Record quarterly Advanced Technology Solutions sales of $178 million increased 10% compared to the prior year second quarter, inclusive of an organic sales increase of 8% and favorable currency translation of 2%. The organic sales increase was driven by ongoing growth in electronics dispense systems. EBITDA in the quarter was $48 million, or 27% of sales, up 22% from the prior year second quarter EBITDA of $40 million.

Outlook

The Company enters the third quarter with increased backlog, up 18% over the prior year. Order entry momentum was broad-based in the quarter across all segments. These trends position the Company to deliver third quarter fiscal 2026 sales in the range of $760 to $790 million. Third quarter adjusted earnings are forecasted to be in the range of $2.95 to $3.15 per diluted share.

Based on the continuing momentum of our end markets as evidenced by our backlog and order entry, the Company is increasing its full year guidance. Sales are now expected to be in the range of $2,930 to $3,010 million and adjusted earnings to be in the range of $11.30 to $11.80 per diluted share.

Reflecting on the full year outlook, Mr. Nagarajan said, “We delivered a strong first half of fiscal 2026, highlighted by record performance and ongoing momentum across our end markets. Supported by robust order entry and backlog, we expect this momentum to continue and are increasing our full year sales and earnings guidance. Our NBS Next growth framework, close-to-the-customer business model, and differentiated precision technologies position us well to compound profitable growth.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, May 21, 2026, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic and political conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions and the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements, including changes in tariffs by the U.S. or other nations; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflicts in Europe and the Middle East, acts of terror, natural disasters and pandemics and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serve global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 30, 2026		April 30, 2025		April 30, 2026		April 30, 2025
SALES
Industrial Precision Solutions	$350,466		$318,847		$677,327		$619,295
Medical and Fluid Solutions	212,850		202,809		406,033		396,418
Advanced Technology Solutions	177,531		161,282		326,948		282,645
Total sales	$740,847		$682,938		$1,410,308		$1,298,358

EBITDA
Industrial Precision Solutions	$123,578	35%	$113,548	36%	$233,889	35%	$226,324	37%
Medical and Fluid Solutions	79,193	37%	76,538	38%	149,399	37%	140,870	36%
Advanced Technology Solutions	48,327	27%	39,516	25%	80,927	25%	62,287	22%
Corporate expenses	(15,911)		(12,448)		(26,038)		(24,224)
Total EBITDA (non-GAAP) (1)	$235,187	32%	$217,154	32%	$438,177	31%	$405,257	31%

(1) Total company EBITDA is a non-GAAP measure. Refer to the reconciliation of non-GAAP measures – net income to EBITDA.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Six Months Ended
	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
Sales	$740,847	$682,938	$1,410,308	$1,298,358
Cost of sales	336,770	309,034	640,109	588,558
Gross profit	404,077	373,904	770,199	709,800
Gross margin %	54.5%	54.7%	54.6%	54.7%

Selling and administrative expenses	206,874	205,154	406,591	400,103
Operating profit	197,203	168,750	363,608	309,697

Interest expense - net	(21,580)	(26,019)	(44,321)	(51,637)
Pension settlement charge	(24,049)	—	(24,049)	—
Other income (expense) - net	(10,400)	(3,961)	10,437	(2,435)
Income before income taxes	141,174	138,770	305,675	255,625

Income taxes	23,858	26,366	54,977	48,569

Net income	$117,316	$112,404	$250,698	$207,056

Weighted-average common shares outstanding:
Basic	55,798	56,785	55,793	56,960
Diluted	56,100	57,038	56,113	57,265

Earnings per share:
Basic earnings	$2.10	$1.98	$4.49	$3.64
Diluted earnings	$2.09	$1.97	$4.47	$3.62

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2026	October 31, 2025
Cash and cash equivalents	$102,017	$108,442
Receivables - net	606,689	587,843
Inventories - net	467,757	444,814
Other current assets	100,893	101,752
Total current assets	1,277,356	1,242,851

Property, plant and equipment - net	521,390	516,914
Goodwill	3,332,927	3,304,685
Other assets	832,745	853,231
	$5,964,418	$5,917,681

Notes payable and debt due within one year	$50,000	$315,000
Accounts payable and accrued liabilities	441,875	443,260
Total current liabilities	491,875	758,260

Long-term debt	1,836,356	1,681,254
Other liabilities	433,952	434,596
Total shareholders' equity	3,202,235	3,043,571
	$5,964,418	$5,917,681

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2026	April 30, 2025
Cash flows from operating activities:
Net income	$250,698	$207,056
Depreciation and amortization	72,900	74,608
Pension settlement charge	24,049	—
Other non-cash items	(4,813)	7,021
Changes in operating assets and liabilities and other	(21,733)	(10,393)
Net cash provided by operating activities	321,101	278,292

Cash flows from investing activities:
Additions to property, plant and equipment	(27,693)	(37,439)
Acquisition of business, net of cash acquired	(11,643)	—
Other - net	(688)	10,339
Net cash used in investing activities	(40,024)	(27,100)

Cash flows from financing activities:
Repayment of long-term debt	(107,105)	(5,800)
Repayment of finance lease obligations	(3,753)	(2,627)
Dividends paid	(91,642)	(88,937)
Issuance of common shares	43,008	2,803
Purchase of treasury shares	(129,303)	(146,252)
Net cash used in financing activities	(288,795)	(240,813)

Effect of exchange rate change on cash:	1,293	3,826
Net change in cash and cash equivalents	(6,425)	14,205

Cash and cash equivalents:
Beginning of period	108,442	115,952
End of period	$102,017	$130,157

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2026	April 30, 2025	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$350,466	$318,847	5.0%	0.8%	4.1%	9.9%
Medical and Fluid Solutions	212,850	202,809	7.8%	(3.9)%	1.1%	5.0%
Advanced Technology Solutions	177,531	161,282	8.5%	—%	1.6%	10.1%
Total sales	$740,847	$682,938	6.6%	(0.8)%	2.7%	8.5%

SALES BY GEOGRAPHIC REGION
Americas	$308,253	$292,463	5.9%	(1.7)%	1.2%	5.4%
Europe	194,459	172,496	6.4%	(0.3)%	6.6%	12.7%
Asia Pacific	238,135	217,979	7.8%	(0.1)%	1.5%	9.2%
Total sales	$740,847	$682,938	6.6%	(0.8)%	2.7%	8.5%

	Six Months Ended		Sales Variance
	April 30, 2026	April 30, 2025	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$677,327	$619,295	4.1%	0.4%	4.9%	9.4%
Medical and Fluid Solutions	406,033	396,418	5.3%	(4.2)%	1.3%	2.4%
Advanced Technology Solutions	326,948	282,645	13.8%	—%	1.9%	15.7%
Total sales	$1,410,308	$1,298,358	6.6%	(1.1)%	3.1%	8.6%

SALES BY GEOGRAPHIC REGION
Americas	$570,183	$560,300	2.9%	(2.2)%	1.1%	1.8%
Europe	376,920	340,259	3.0%	(0.2)%	8.0%	10.8%
Asia Pacific	463,205	397,799	14.8%	(0.1)%	1.7%	16.4%
Total sales	$1,410,308	$1,298,358	6.6%	(1.1)%	3.1%	8.6%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
Net income	$117,316	$112,404	$250,698	$207,056
Income taxes	23,858	26,366	54,977	48,569
Interest expense - net	21,580	26,019	44,321	51,637
Pension settlement charge	24,049	—	24,049	—
Other expense (income) - net	10,400	3,961	(10,437)	2,435
Inventory step-up amortization (1)	1,135	—	1,135	3,135
Severance and other (1)	—	10,313	—	16,274
Acquisition-related costs (1)	534	513	534	1,543
Adjusted operating profit	198,872	179,576	365,277	330,649
Depreciation and amortization	36,315	37,578	72,900	74,608
EBITDA (non-GAAP) (2)	$235,187	$217,154	$438,177	$405,257
(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as non-recurring cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
GAAP AS REPORTED
Net income	$117,316	$112,404	$250,698	$207,056
Diluted earnings per share	$2.09	$1.97	$4.47	$3.62

Shares outstanding - diluted	56,100	57,038	56,113	57,265

ADJUSTMENTS
Inventory step-up amortization (1)	$1,135	$—	$1,135	$3,135
Acquisition costs (1)	534	513	534	1,543
Severance and other (1)	—	10,313	—	16,274
Acquisition amortization of intangibles	19,406	19,696	38,975	39,007
Entity liquidation	—	988	—	988
Non-cash loss (gain) on minority investments (2)	9,827	—	(12,411)	—
Pension settlement charge	24,049	—	24,049	—
Total adjustments	$54,951	$31,510	$52,282	$60,947

Adjustments net of tax	$43,342	$25,523	$42,711	$49,367
EPS effect of adjustments	$0.77	$0.45	$0.76	$0.86

NON-GAAP
Adjusted net income (3)	$160,658	$137,927	$293,409	$256,423
Adjusted earnings per share (4)	$2.86	$2.42	$5.23	$4.48
(1) Represents non-recurring cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) Represents non-cash loss (gain) on minority investments accounted for at fair value.
(3) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items.
(4) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	April 30, 2026	January 31, 2026
Net cash provided by operating activities	$321,101	$140,428
Additions to property, plant and equipment	(27,693)	(17,513)
Free cash flow (1)	$293,408	$122,915

Free cash flow - quarter to date (1)	$170,493

Net income	$250,698	$133,382
Non-cash loss (gain) on minority investments and pension charge - after-tax	9,383	(16,679)
Net income excluding non-cash loss (gain) on minority investments and pension loss (2)	$260,081	$116,703
Free cash flow conversion (3)	113%	105%

Net income excluding non-cash loss (gain) on minority investments and pension charge - quarter to date (2)	$143,378
Free cash flow conversion - quarter to date (2)	119%

	Year to Date
	April 30, 2025	January 31, 2025
Net cash provided by operating activities	$278,292	$159,122
Additions to property, plant and equipment	(37,439)	(21,399)
Free cash flow (1)	$240,853	$137,723

Free cash flow - quarter to date (1)	$103,130

Net income	$207,056	$94,652
Free cash flow conversion (3)	116%	146%

Net income - quarter to date (2)	$112,404
Free cash flow conversion - quarter to date (2)	92%
(1) Free cash flow is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Net income excluding non-cash loss (gain) on minority investments and pension charge is a non-GAAP measure used by management as an input to the calculation of Free cash flow conversion and is defined as Net income excluding non-cash losses (gains) on minority investments and pension settlement charge.
(3) Free cash flow conversion is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free cash flow divided by Net income excluding non-cash losses (gains) on minority investments and pension settlement charge.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS, EBITDA, free cash flow, and free cash flow conversion, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com